Exhibit 23.1
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                          Independent Auditors' Consent
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The Board of Directors
LaserSight Incorporated:

We consent to incorporation by reference in the registration statement on Form S-3 (Registration No. 333-36655) of LaserSight Incorporated, to be filed with the Securities and Exchange Commission on or about December 15, 1997, of our report dated February 21, 1997, relating to the consolidated balance sheets of LaserSight Incorporated and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on form 10-K/A of LaserSight Incorporated and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
December 11, 1997